UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2010

NF ENERGY SAVING
CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50155	02-0563302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 3105, Block C, 390 Qingnian Avenue, HePing District
Shenyang, P.R. China	110021
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (8624) 8563-1159

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities

As previously reported, on February 24, 2010 and March 4, 2010, NF Energy Saving Corporation (the “Company”) sold, through a private placement to two accredited investors, convertible promissory notes (the “Notes”) in the aggregate principal amount of $960,000 and warrants to purchase 160,000 shares of the Company’s common stock.

The Notes bore simple interest at the rate of 6% per year until October 4, 2010, after which interest no longer accrues, payable in shares of the Company’s common stock. Originally the Notes were to convert upon the earlier to occur of (i) the commencement of trading of the Company's common stock on a major US stock exchange, or (ii) one year after issuance. The Notes were modified as of October 4, 2010 to provide that conversion would take place on the one year anniversary after issuance, at the conversion rate of $7.50 per share, subject to adjustment for stock splits, stock dividends and corporate reorganizations. Upon conversion, the holders of the Notes shall receive such number of shares of common stock equal to the quotient obtained by dividing (a) the then-outstanding principal amount and accrued but unpaid interest on the Note by (b) the then-current conversion price, which initially was $3.00 per share, but has since been adjusted to $7.50 per share as a result of the Company’s recent 2.5-to-1 reverse stock split.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NF ENERGY SAVING CORPORATION

Date: November 24, 2010	By:	/s/ Gang Li
Gang Li,
President and Chief Executive Officer